EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-62697 and Form S-3 No. 333-7659) of Candie's, Inc. and in the related Prospectuses of our report dated April 4, 1997, except for Note 17(b), as to which the date is April 23, 1997, with respect to the consolidated financial statements of Candie's, Inc. and subsidiaries included in the Annual Report (Form 10-KSB) for the year ended January 31, 1997.


                              /s/Ernst & Young LLP
                              --------------------

White Plains, New York
April 29, 1997